EXHIBIT 31.2

CERTIFICATIONS

I, Jon H. Peterson, certify that:

1.	I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K of Merisel, Inc.;

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.	[Intentionally omitted];

4.	[Intentionally omitted];

5.	[Intentionally omitted].

Date: May 14, 2008	By:	/s/ Jon H. Peterson
Name: Jon H. Peterson
Title: Chief Financial Officer